Exhibit 99.4
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
     On June 6, 2005, we signed a definitive agreement to purchase Precision Drilling Corporation’s Energy Services Division and International Contract Drilling Division (the “Acquired Businesses”).
     The following unaudited pro forma condensed combined financial information and explanatory notes are presented to illustrate the estimated effects the transaction would have had on our historical financial position and our results of operations.
     The acquisition will be accounted for under the purchase method of accounting as prescribed in Statement of Financial Accounting Standard No. 141, “Business Combinations”. The unaudited pro forma condensed combined balance sheet was prepared as if the acquisition had occurred as of June 30, 2005. The unaudited pro forma condensed combined statements of income were prepared as if the acquisition had occurred as of the beginning of the period presented. The historical financial information has been adjusted to give effect to pro forma items that are: (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the consolidated results.
     The unaudited pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The unaudited pro forma adjustments to reflect the allocation of the purchase price are based upon the preliminary information currently available, which may be revised, as additional information becomes available, such as a finalized asset valuation from a third party consultant. The notes to the unaudited pro forma condensed consolidated financial statements provide a more detailed discussion of how such adjustments were derived and presented in the unaudited pro forma condensed consolidated financial statements.
     The Company has incurred approximately $97 million in exit and restructuring costs to date. These costs consist of the write off of purchased in-process R&D from Precision, and with respect to our operations, facility closures, asset and inventory impairment and severance. We estimate that we will record an additional $20 — $30 million in charges as incurred related to the restructuring, as the facility consolidations are continuing. Although we believe these costs are directly attributable to the transaction, they have been excluded from the pro forma financial statements as they represent material one-time charges related to historical Weatherford operations incurred after the transaction closed that are not expected to have a continuing impact on the consolidated results.
     Such financial statements have been compiled from historical financial statements and other information, but do not purport to represent what our financial position or results of operations actually would have been had the transactions occurred on the dates indicated, or to project our financial performance for any future periods. The unaudited pro forma condensed consolidated financial statements and related notes thereto should be read in conjunction with our historical consolidated financial statements as previously filed on our Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 2004, our Quarterly Report on Form 10-Q for the period ended June 30, 2005, and the historical condensed combined financial statements of the Acquired Businesses included in this Form 8-K/A.

WEATHERFORD INTERNATIONAL LTD.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2005
(In Thousands, Except Par Value)

		Adjusted
	Weatherford	Precision	Pro Forma		Weatherford
	Historical	Historical(a)	Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and Cash Equivalents	$305,671	$37,937	$(32,583	)(b) (c)	$311,025
Accounts Receivable, Net	809,394	287,798	(48,827	)(d)	1,048,365
Inventories	764,676	93,568	—		858,244
Other Current Assets	209,359	10,059	48,827	(d)	268,245
Current Assets from Discontinued Operation	7,493	—	—		7,493

	2,096,593	429,362	(32,583)		2,493,372

Property, Plant and Equipment, Net	1,427,884	751,268	24,784	(e)	2,203,936
Goodwill, Net	1,666,455	363,671	722,839	(f)	2,752,965
Other Intangible Assets, Net	289,562	148,976	175,024	(g)	613,562
Equity Investments in Unconsolidated Affiliates	174,302	—	—		174,302
Other Assets	106,838	21,180	—		128,018
Long-term Assets from Discontinued Operation	689	—	—		689

	$5,762,323	$1,714,457	$890,064		$8,366,844

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term Borrowings and Current Portion of Long-term Debt	$30,825	$—	$921,000	(c)	$951,825
Accounts Payable	270,149	153,812	(51,729	)(d)	372,232
Current Portion of Zero Coupon Convertible Senior Debentures	582,182	—	—		582,182
Other Current Liabilities	332,288	20,924	51,729	(d)	404,941
Current Liabilities from Discontinued Operation	9,526	—	—		9,526

	1,224,970	174,736	921,000		2,320,706

Long-term Debt	828,971	—	—		828,971
Deferred Tax Liabilities	32,767	56,936	53,829	(h)	143,532
Other Liabilities	134,814	143,294	(143,294	)(i)	134,814

Commitments and Contingencies

Shareholders’ Equity
Common Shares, $1 Par Value, Authorized 500,000 Shares	146,474	—	26,000	(j)	172,474
Capital in Excess of Par Value	2,593,965	1,444,115	(72,095	)(i) (j) (k)	3,965,985
Treasury Shares, Net	(195,856)	—	—		(195,856)
Retained Earnings	911,302	—	—		911,302
Accumulated Other Comprehensive Income	84,916	(104,624)	104,624	(k)	84,916

	3,540,801	1,339,491	58,529		4,938,821

	$5,762,323	$1,714,457	$890,064		$8,366,844

WEATHERFORD INTERNATIONAL LTD.
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Twelve Months Ended December 31, 2004
(In Thousands, Except Per Share Amounts)

		Adjusted
	Weatherford	Precision		Pro Forma		Weatherford
	Historical	Historical	(l)	Adjustments		Pro Forma
Revenues	$3,131,774	$862,535		$40,161	(m)	$4,034,470

Costs and Expenses
Cost of Sales	2,158,752	603,935		114,148	(m) (n) (o)	2,876,835
Research and Development	83,552	37,519		3,327	(n)	124,398
Selling, General and Administrative Attributable to Segments	440,239	77,689		22,823	(n) (p)	540,751
Corporate General and Administrative	55,889	—		—		55,889
Equity in Earnings of Unconsolidated Affiliates	(22,405)	—		—		(22,405)
Depreciation and Amortization	—	88,648		(88,648	)(n)	—

Operating Income	415,747	54,744		(11,489)		459,002

Other Income (Expense):
Gain on Sale of Universal Common Stock	77,642	—		—		77,642
Interest Expense, Net	(59,716)	204		(36,840	)(q)	(96,352)
Other, Net	(4,121)	(4,470)		—		(8,591)

Income from Continuing Operations Before Income Taxes	429,552	50,478		(48,329)		431,701
Provision for Income Taxes	(92,253)	(15,809)		16,915	(r)	(91,147)

Income from Continuing Operations	337,299	34,669		(31,414)		340,554
Loss from Discontinued Operation, Net of Taxes	(7,153)	—		—		(7,153)

Net Income	$330,146	$34,669		$(31,414)		$333,401

Basic Earnings Per Share:
Income From Continuing Operations	$2.52					$2.13
Loss From Discontinued Operations	(0.06)					(0.05)

Net Income	$2.46					$2.08

Diluted Earnings Per Share:
Income From Continuing Operations	$2.35					$2.02
Loss From Discontinued Operations	(0.05)					(0.05)

Net Income	$2.30					$1.97

Weighted Average Shares Outstanding:
Basic	134,000			26,000	(s)	160,000

Diluted	148,684			26,000	(s)	174,684

WEATHERFORD INTERNATIONAL LTD.
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Six Months Ended June 30, 2005
(In Thousands, Except Per Share Amounts)

		Adjusted
	Weatherford	Precision		Pro Forma		Weatherford
	Historical	Historical	(t)	Adjustments		Pro Forma
Revenues	$1,795,001	$526,050		$21,308	(u)	$2,342,359

Costs and Expenses
Cost of Sales	1,216,955	339,073		64,090	(u) (v) (w)	1,620,118
Research and Development	44,922	17,603		2,087	(v)	64,612
Selling, General and Administrative Attributable to Segments	240,924	51,144		12,633	(v) (x)	304,701
Corporate General and Administrative	36,967	—		—		36,967
Equity in Earnings of Unconsolidated Affiliates	(6,754)	—		—		(6,754)
Depreciation and Amortization	—	53,916		(53,916	)(v)	—

Operating Income	261,987	64,314		(3,586)		322,715

Other Income (Expense):
Interest Expense, Net	(27,037)	(238)		(18,420	)(y)	(45,695)
Other, Net	2,693	(7,336)		—		(4,643)

Income from Continuing Operations Before Income Taxes	237,643	56,740		(22,006)		272,377
Provision for Income Taxes	(62,483)	(14,206)		7,702	(z)	(68,987)

Income from Continuing Operations	175,160	42,534		(14,304)		203,390
Income from Discontinued Operation, Net of Taxes	624	—		—		624

Net Income	$175,784	$42,534		$(14,304)		$204,014

Basic Earnings Per Share:
Income From Continuing Operations	$1.27					$1.24
Income From Discontinued Operations	—					—

Net Income	$1.27					$1.24

Diluted Earnings Per Share:
Income From Continuing Operations	$1.19					$1.17
Income From Discontinued Operations	—					—

Net Income	$1.19					$1.17

Weighted Average Shares Outstanding:
Basic	138,375			26,000	(aa)	164,375

Diluted	152,792			26,000	(aa)	178,792

NOTES TO PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
GENERAL
The historical consolidated balance sheet and statements of income of Weatherford International Ltd. (“Weatherford” or “the Company”) have been prepared in accordance with U.S. generally accepted accounting principles.
The Acquired Businesses’ historical combined balance sheet and statements of income have been prepared in accordance with Canadian generally accepted accounting principles. Appropriate pro forma adjustments have been made in order for the financial statements to be in compliance with accounting principles generally accepted in the United States and to conform to the applicable accounting policies of Weatherford.
Transactions between Weatherford and the Acquired Businesses were not material individually or in the aggregate and have not been eliminated in the pro forma condensed consolidated financial statements.
PRO FORMA ADJUSTMENTS
     The following notes set forth the assumptions used in preparing the unaudited pro forma financial statements. The pro forma adjustments are based on estimates made by the Company’s management using information currently available.
     The adjustments to the accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2005 are described below:
(a)	The functional currencies of certain foreign acquired entities were changed from the Canadian dollar to the respective entities’ local currency. A reconciliation has been provided in “Functional Currency Adjustments” presented after these notes to adjust the functional currency and translate the historical Canadian financial statements to U.S. dollars.

(b)	To record the payment of cash consideration for the Acquired Businesses in the amount of 1.13 billion Canadian dollars, or $942.7 million U.S. dollars and to reflect an estimated working capital payment from Weatherford of $10.9 million based on the change in the Acquired Businesses’ net current assets and net property, plant and equipment balances as of the balance sheet date.

(c)	To reflect the borrowings under the Company’s available 364 — Day Revolving Credit Agreement to satisfy approximately $921.0 million of the cash purchase price obligation.

(d)	To reclassify certain historical current asset and liability balances to conform to Weatherford’s historical financial statement presentation.

(e)	To record the preliminary purchase price allocation to acquired property, plant and equipment.

(f)	To record the excess purchase price over the fair value of the net assets acquired.

(g)	To record the preliminary purchase price allocation to acquired intangible assets.

(h)	To reflect the deferred tax liabilities associated with the preliminary purchase price allocation to acquired assets.

(i)	To eliminate amounts due to the seller as of the current balance sheet date. All intercompany balances between the acquired Precision businesses and the seller will be settled.

(j)	To reflect the issuance of 26 million of Weatherford common shares at $53.77 per share.

(k)	To eliminate Precision’s historical equity accounts.
     The adjustments to the accompanying unaudited pro forma condensed combined statements of income for the twelve months ended December 31, 2004 are described below:
(l)	The functional currencies of certain foreign acquired entities were changed from the Canadian dollar to the respective entities’ local currency. A reconciliation has been provided in “Functional Currency Adjustments” to adjust the functional currency and translate the historical Canadian financial statements to U.S. dollars.

(m)	To reflect the gross-up of Revenues and Cost of Sales associated with rebillable sales and lost-in-hole sales in the amounts of $22.2 million and $18.0 million, respectively, to conform to Weatherford’s historical financial statement presentation.

(n)	To reclassify depreciation and amortization expense to conform to Weatherford’s historical financial statement presentation. Approximately $73.9 million, $3.3 million and $11.4 million was reclassified to Cost of Sales, Research and Development and Selling, General and Administrative, respectively.

(o)	To reflect the net adjustment of $0.1 million to depreciation expense for the increase in estimated fair value of acquired assets offset by the change in depreciation method from units of production to straight line for the drilling rigs acquired.

(p)	To record amortization expense of $11.4 million for the increase in acquired intangibles assets resulting from the purchase price allocation.

(q)	To reflect the interest expense at 4.0% per annum related to the utilization of the Company’s available 364 — Day Revolving Credit Agreement to satisfy approximately $921.0 million of the cash purchase price obligation.

(r)	To record the income tax benefit related to the effect of the pro forma adjustments at the applicable statutory rate (approximately 35.0%).

(s)	Pro forma weighted average shares outstanding have been adjusted to reflect the 26.0 million shares issued in the acquisition assuming the transaction was consummated at the beginning of the period presented.
The adjustments to the accompanying unaudited pro forma condensed combined statements of income for the six months ended June 30, 2005 are described below:
(t)	The functional currencies of certain foreign Precision entities were changed from the Canadian dollar to the respective entities’ local currency. A reconciliation has been provided in “Functional Currency Adjustments” to adjust the functional currency and translate the historical Canadian financial statements to U.S. dollars.

(u)	To reflect the gross-up of revenues and cost of sales associated with rebillable sales and lost-in-hole sales in the amounts of $15.1 million and $6.2 million, respectively, to conform to Weatherford’s historical financial statement presentation.

(v)	To reclassify depreciation and amortization expense to conform to Weatherford’s historical financial statement presentation. Approximately $43.6 million, $2.1 million and $8.2 million was reclassified to Cost of Sales, Research and Development and Selling, General and Administrative, respectively.

(w)	To reflect the net adjustment of $0.8 million to reduce depreciation expense for the increase in estimated fair value of acquired assets offset by the change in depreciation method from units of production to straight line for the drilling rigs acquired

(x)	To record amortization expense of $4.4 million for the increase in acquired intangibles assets resulting from the purchase price allocation

(y)	To reflect the interest expense at 4.0% per annum related to the utilization of the Company’s available 364 — Day Revolving Credit Agreement to satisfy approximately $921.0 million of the cash purchase price obligation.

(z)	To record the income tax benefit related to the effect of the pro forma adjustments at the applicable statutory rate (approximately 35.0%).

(aa)	Pro forma weighted average shares outstanding have been adjusted to reflect the 26.0 million shares issued in the acquisition assuming the transaction was consummated at the beginning of the period presented.

FUNCTIONAL CURRENCY ADJUSTMENTS
The Company changed the functional currencies of certain foreign acquired entities from the Canadian dollar to the respective entities’ local currency. The following tables and corresponding notes reconcile the historical Canadian financial statements to the adjusted U.S. financial statements.
INTERIM COMBINED BALANCE SHEET — ADJUSTED FOR CURRENCY CHANGE
As of June 30, 2005
(In Thousands, Except Par Value)

				Revised			Adjusted
	Precision	Functional		Precision	Exchange		Precision
	Historical	Currency Adj	(1)	Historical	Rate	(2)	Historical
ASSETS
Current Assets:
Cash and Cash Equivalents	$46,866	$—		$46,866	0.8094544		$37,937
Accounts Receivable, Net	355,545	—		355,545	0.8094544		287,798
Inventories	120,788	(5,194)		115,594	0.8094544		93,568
Other Current Assets	12,427	—		12,427	0.8094544		10,059
Current Assets from Discontinued Operation	—	—		—	0.8094544		—

	535,626	(5,194)		530,432	0.8094544		429,362

Property, Plant and Equipment, Net	989,886	(61,769)		928,117	0.8094544		751,268
Goodwill, Net	449,279	—		449,279	0.8094544		363,671
Other Intangible Assets, Net	184,621	(576)		184,045	0.8094544		148,976
Equity Investments in Unconsolidated Affiliates	—	—		—	0.8094544		—
Other Assets	26,166	—		26,166	0.8094544		21,180
Long-term Assets from Discontinued Operation	—	—		—	0.8094544		—

	$2,185,578	$(67,539)		$2,118,039	0.8094544		$1,714,457

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term Borrowings and Current Portion of Long-term Debt	$—	$—		$—	0.8094544		$—
Accounts Payable	190,019	—		190,019	0.8094544		153,812
Current Portion of Zero Coupon Convertible Senior Debentures	—	—		—	0.8094544		—
Other Current Liabilities	25,849	—		25,849	0.8094544		20,924
Current Liabilities from Discontinued Operation	—	—		—	0.8094544		—

	215,868	—		215,868	0.8094544		174,736

Long-term Debt	—	—		—	0.8094544		—
Deferred Tax Liabilities	70,339	—		70,339	0.8094544		56,936
Other Liabilities	177,025	—		177,025	0.8094544		143,294

Commitments and Contingencies

Shareholders’ Equity
Common Shares, $1 Par Value, Authorized 500,000 Shares	—	—		—	0.8094544		—
Capital in Excess of Par Value	1,784,060	—		1,784,060	0.8094544		1,444,115
Treasury Shares, Net	—	—		—	0.8094544		—
Retained Earnings	—	—		—	0.8094544		—
Accumulated Other Comprehensive Income	(61,714)	(67,539)		(129,253)	0.8094544		(104,624)

	1,722,346	(67,539)		1,654,807	0.8094544		1,339,491

	$2,185,578	$(67,539)		$2,118,039	0.8094544		$1,714,457

(1)	To reflect the translation adjustments resulting from applying the current rate method to certain balances that had been translated using historical rates.

(2)	To reflect the translation of Canadian dollar balances to U.S. dollar balances using the current exchange rate as of June 30, 2005.

COMBINED STATEMENT OF EARNINGS — ADJUSTED FOR CURRENCY CHANGE
For the Twelve Months Ended December 31, 2004
(In Thousands)

				Revised			Adjusted
	Precision	Functional		Precision	Exchange		Precision
	Historical	Currency Adj	(3)	Historical	Rate	(4)	Historical
Revenues	$1,120,926	$—		$1,120,926	0.769484		$862,535

Costs and Expenses
Cost of Sales	784,857	—		784,857	0.769484		603,935
Research and Development	48,759	—		48,759	0.769484		37,519
Selling, General and Administrative Attributable to Segments	100,963	—		100,963	0.769484		77,689
Corporate General and Administrative	—	—		—	0.769484		—
Equity in Earnings of Unconsolidated Affiliates	—	—		—	0.769484		—
Depreciation and Amortization	119,369	(4,164)		115,205	0.769484		88,648

Operating Income	66,978	4,164		71,142	0.769484		54,744

Other Income (Expense):
Gain on Sale of Universal Common Stock	—	—		—	0.769484		—
Interest Expense, Net	265	—		265	0.769484		204
Other, Net	3,648	(9,457)		(5,809)	0.769484		(4,470)

Income from Continuing Operations Before Income Taxes	70,891	(5,293)		65,598	0.769484		50,478
Provision for Income Taxes	(20,545)	—		(20,545)	0.769484		(15,809)

Income from Continuing Operations	50,346	(5,293)		45,053	0.769484		34,669
Income (Loss) from Discontinued Operation, Net of Taxes	—	—		—	0.769484		—

Net Income	$50,346	$(5,293)		$45,053	0.769484		$34,669

(3)	To reflect the translation adjustments resulting from applying the current rate method to certain balances that had been translated using historical rates.

(4)	To reflect the translation of Canadian dollar balances to U.S. dollar balances using the average exchange rate for the twelve months ended December 31, 2004.

COMBINED STATEMENT OF EARNINGS — ADJUSTED FOR CURRENCY CHANGE
For the Six Months Ended June 30, 2005
(In Thousands)

			Revised			Adjusted
	Precision	Functional	Precision	Exchange		Precision
	Historical	Currency Adj (5)	Historical	Rate	(6)	Historical
Revenues	$649,655	$—	$649,655	0.8097372		$526,050

Costs and Expenses
Cost of Sales	418,744	—	418,744	0.8097372		339,073
Research and Development	21,739	—	21,739	0.8097372		17,603
Selling, General and Administrative Attributable to Segments	63,161	—	63,161	0.8097372		51,144
Corporate General and Administrative	—	—	—	0.8097372		—
Equity in Earnings of Unconsolidated Affiliates	—	—	—	0.8097372		—
Depreciation and Amortization	69,667	(3,082)	66,585	0.8097372		53,916

Operating Income	76,344	3,082	79,426	0.8097372		64,314

Other Income (Expense):
Interest Expense, Net	(294)	—	(294)	0.8097372		(238)
Other, Net	584	(9,644)	(9,060)	0.8097372		(7,336)

Income from Continuing Operations Before Income Taxes	76,634	(6,562)	70,072	0.8097372		56,740
Provision for Income Taxes	(17,544)	—	(17,544)	0.8097372		(14,206)

Income from Continuing Operations	59,090	(6,562)	52,528	0.8097372		42,534
Income (Loss) from Discontinued Operation, Net of Taxes	—	—	—	0.8097372		—

Net Income	$59,090	$(6,562)	$52,528	0.8097372		$42,534

(5)	To reflect the translation adjustments resulting from applying the current rate method to certain balances that had been translated using historical rates.

(6)	To reflect the translation of Canadian dollar balances to U.S. dollar balances using the average exchange rate for the six months ended June 30, 2005.